                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 _____________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




Date of Report:                                                   April 27, 1995
Date of Earliest Event Reported:                                  April 13, 1995
- --------------------------------------------------------------------------------


                         The New Iberia Bancorp, Inc.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



  Louisiana                       0-13307                           72-0969631
  ----------------              ------------                      --------------
  (State or other               (Commission                       (IRS Employer
  jurisdiction of               File Number)                      Identification
  incorporation)                                                  Number)



               800 South Lewis Street, New Iberia, Louisiana 70560
  ------------------------------------------------------------------------------
                (Address of principal executive offices)  (Zip Code)




                                (318) 365-6761
  ------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



                                     None
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events.

                 Mr. Jules A. Schwing was appointed and confirmed on April 23, 1991 as testamentary executor for the Succession of Jules B. Schwing (the "JBS Succession") and on September 28, 1993 as executor for the Succession of Marie Louise Landry Schwing (the "MLLS Succession" and, together with the JBS Succession, the "Successions"). Collectively, the Successions owned 15,122 shares (30.37%) of common stock of the Corporation prior to a stock split approved by the shareholders of the Corporation on April 17, 1995; after the stock split the Successions collectively own 604,880 shares (30.37%) of the common stock of the Corporation. Since being appointed executor of the Successions, Jules A. Schwing has exercised voting authority with respect to the shares of the Corporation owned thereby.

                 Pursuant to a Joint Motion and Judgment entered on April 13, 1995 in the consolidated Succession proceedings, Jules A. Schwing was to resign as executor of the Successions, effective April 18, 1995 and upon the issuance of letters of provisional administration to the new executor. The Joint Motion and Judgment also states that retired Judge Robert M. Fleming is to be appointed provisional executor of the Successions, effective upon the resignation of Jules A. Schwing. On April 19, 1995, an Order was entered in the consolidated Succession proceedings ordering Jules A. Schwing to resign as executor of the Successions immediately. On April 21, 1995, provisional letters testamentary certifying that retired Judge Robert M. Fleming had been duly appointed and confirmed as provisional executor of the Successions were issued.

                 The Joint Motion and Judgment further provides that the common stock of the Corporation held by the Successions will be voted by the provisional executor in all matters in accordance with the directions of each of the six (6) heirs of Jules B. Schwing and Marie Louise Landry Schwing (except that as to one of the heirs, by his curatrix, who is one of the other heirs) to whom such shares are attributable on the basis of the underlying beneficial interest of each. The six (6) heirs of Jules B. Schwing and Marie Louise Landry Schwing are Jules A. Schwing, Edmond Schwing, John Schwing, Marie Schwing, Charles Schwing and Susan Schwing (and Marie Schwing is the curatrix of Charles Schwing). According to the Joint Motion and Judgment, each heir (other than Charles Schwing and Marie Schwing) may direct the voting of what was approximately 2,520 shares (5.06%) of common stock of the Corporation prior to the stock split and is now 100,800 shares (5.06%) of the common stock of the Corporation and Marie Schwing may direct the voting of what was approximately 5,040 shares (10.12%) of the Corporation's common stock prior to the stock split and is now 201,600 shares (10.12%) of the common stock of the Corporation.

                 Each heir (other than Charles Schwing) also beneficially owns other shares of common stock of the Corporation. Edmond Schwing, John Schwing, and Marie Schwing each own what was 680 shares (1.37%) of common stock of the Corporation prior to the stock split and is now 27,200 shares (1.37%) of the common stock of the Corporation, Jules A. Schwing beneficially owns what was 650 shares (1.31%) of common stock of the Corporation prior to the stock split and is now 26,000 shares (1.31%) of the common stock of the Corporation and Susan Schwing beneficially owns what was 893 shares (1.79%) of common stock of the Corporation prior to the stock split and is now 35,720 shares (1.79%) of the common stock of the Corporation.

                 The terms of the will of Jules B. Schwing provide for the establishment of a trust whereby certain assets owned by Jules B. Schwing (including the stock of the Corporation) is to be transferred to a trust for the benefit of the heirs, the trustee of which is designated by the will as The New Iberia Bank (the Corporation's wholly-owned subsidiary). The Bank has not accepted the trust or been put in possession of any assets in connection with that trust. The Corporation is not certain whether the Joint Motion and Judgment purports to dissolve the trust as to the Corporation's stock.

                 In the event that the occurrences described above could be construed as a change in control (or an arrangement the operation of which may at a subsequent date result in a change in control of the Corporation) within the meaning of Item 1 of Form 8-K, this filing shall also be deemed to be a filing pursuant to Item 1, Changes in Control of the Registrant.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE NEW IBERIA BANCORP, INC.
                                                  (Registrant)



Date:  April 27, 1995                   By:___________________________
                                           Ernest Freyou
                                           President